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                                                                     EXHIBIT 5.1

                        [DORSEY & WHITNEY LLP LETTERHEAD]

                                                          February 18, 2000

Enzon, Inc.
20 Kingsbridge Road
Piscataway, New Jersey 08854

Re: Registration Statement on Form S-3 (File No. 333-        )

Ladies and Gentlemen:

        We have acted as counsel to Enzon Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the registration statement, as amended, at the time of its effectiveness, together with any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, hereinafter collectively referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,300,000 shares (the "Shares"), of the Company's common stock, $.01 par value per share (the "Common Stock"), including 300,000 shares to cover overallotments, for sale by the underwriters (as such term is defined in the Registration Statement).

        As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

        Based solely upon the foregoing, it is our opinion that the Shares to be sold by the Company as described in the Registration Statement will be validly issued, fully paid and non-assessable.

        Our opinion expressed above is limited to the laws of the State of Delaware and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement relating to the registration of the Shares (including, without limitation, any prospectus constituting part of the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

                                                      Very truly yours,

                                                      /s/ Dorsey & Whitney LLP